Exhibit 99.1

FOR IMMEDIATE RELEASE
February 19, 2009	For More Information Contact:
Steven M. Zagar
Chief Financial Officer
First Financial Service Corporation
(270) 765-2131

First Financial Service Corporation Grows to $1 Billion in Assets and

Announces Quarterly and Annual Results

Elizabethtown, Kentucky, February 19, 2009 — First Financial Service Corporation (the Company, Nasdaq: FFKY) today announced the Company exceeded $1 billion in total consolidated assets at December 31, 2008.  Diluted net income per share was $(0.04) for the quarter ended December 31, 2008, compared to $0.50 for the quarter ended December 31, 2007.  Diluted net income per share for the year ended December 31, 2008, was $1.02, compared to $1.96 for the year ended December 31, 2007.  The fourth quarter and year-to-date earnings decline was driven by a higher provision for loan losses, write-down of impaired investment securities, margin compression and higher operating expenses.

“Achieving $1 billion in assets is a significant milestone for the organization, which began operations in 1923,” stated Chief Executive Officer, B. Keith Johnson.  “Our growth was bolstered by significant loan growth over 2008, primarily from our commercial real estate portfolio and acquisition of The Farmers State Bank (FSB).  This is an important achievement for the Company; however, it is partially overshadowed by the harsh economic conditions that continue to impact the financial services industry.”

“The country has moved deeper into a recession and economic pressures on the residential and commercial real estate markets continue to impact property values and financial institutions credit quality.  Although the markets we serve have generally avoided the severe property value declines experienced in other parts of the country, they are not immune.  In response to these adverse economic conditions, we took the opportunity to strengthen our allowance for loan losses substantially during the second half of 2008.  The increase in the allowance was attributed to a large impairment charge recorded on one commercial real estate relationship in the third quarter 2008, specific reserves on several other commercial real estate relationships as well as strong loan growth in the overall portfolio.  Despite higher provision for loan losses in 2008, the Bank remains well-capitalized in regards to regulatory guidelines as of December 31, 2008.”

The Company elected to participate in the U.S. Treasury’s voluntary Capital Purchase Program (CPP) in which First Financial Service Corporation issued $20 million in senior preferred shares to the U.S. Treasury.  This transaction closed in January 2009 and details of the transaction can be found in a Securities and Exchange Commission filing dated January 12, 2009.

Johnson stated, “Participation in CPP will strengthen our existing well-capitalized organization.  This will assist the Bank in weathering the uncertain economic climate and position us to take advantage of potential growth opportunities as they arise.  Initial use of CPP proceeds will be to deploy the funds back into our markets in the form of lending to help revitalize the local economies.”

Total deposits were $775.4 million at December 31, 2008, a decrease of $1.5 million from the third quarter and an increase of $86.2 million for the year, including $56.3 million from the FSB acquisition.  Our acquisition of FSB has broadened our retail branch network to fifteen in the Louisville Metropolitan Area, which now extends into Southern Indiana.  As previously noted, additional sites within the Louisville market are under development with our next location scheduled to open in the second quarter of 2009.  Competition for deposits is fierce in all of the markets we serve.  This intense competition and aggressive actions taken by the Federal Open Markets Committee (FOMC) could add to additional margin compression as the interest rate environment continues to be volatile.

Commercial lending continues to be the Company’s focus.  Commercial loans were $637.6 million at December 31, 2008, an increase of $28.7 million, or 5%, from the third quarter 2008 and $92.7 million, or 17% for the year.  The growth in the Company’s commercial loan portfolio has favorably impacted the level of interest income generated by the Company.  Average earning assets increased by $75.7 million as of December 31, 2008, compared to December 31, 2007.  Despite the increase in earning assets, the Company’s net interest margin realized a modest decline of eleven basis points.  Net interest margin decreased to 3.78% for the year ended December 31, 2008, compared to 3.89% for the same period in 2007.  The FOMC has decreased the Federal Funds rate by 500 basis points since September 2007.  The current Federal Funds rate is a range of 0.00% to 0.25%.  Correspondingly, variable rate loans that are tied to the federal prime rate have been immediately repriced downward with these rate cuts.  However, interest rates paid on customer deposits have not adjusted downward proportionately with the declining interest yields on loans and investments.  Sixty percent of deposits are time deposits that reprice over a longer period of time.  The increase in the volume of earning assets did have a positive impact on net interest income, which increased $714,000 and $1,971,000 for the three and twelve months ended December 31, 2008, compared to the respective periods ended December 31, 2007.

The percentage of non-performing loans to total loans increased to 1.86% at December 31, 2008 compared to 1.41% at September 30, 2008 and 1.16% at December 31, 2007.  Annualized net charge-offs as a percent of average total loans improved to 0.07% for the year ended December 31, 2008, compared to 0.13% for December 31, 2007.  Net charge-offs were higher in the prior year due primarily to a $751,000 charge-off of a classified commercial real estate relationship in the fourth quarter 2007.

Provision for loan loss expense increased $2,868,000 and $4,738,000 for the three and twelve months ended December 31, 2008, compared to the same periods ended December 31, 2007.  The increase for the fourth quarter and year-to-date periods was related to growth in the loan portfolio, as well as from the specific reserves set aside for loans classifieds during 2008.  As economic conditions continue to deteriorate, management’s emphasis will be to proactively review credit quality and the adequacy of the allowance for loan losses.  Although resulting in substantial provisioning in 2008, we believe that this proactive approach will put the Company in a better position to withstand the uncertainty over the next few quarters.

Non-interest income decreased $26,000 for the three months ended December 31, 2008, compared the three months ended December 31, 2007.  Customer service fees on deposit accounts increased $218,000 for the fourth quarter 2008 compared to the same quarter in 2007.  This increase was off-set by a $300,000 write-down of other-than-temporary impaired investment securities during the quarter.  For the year ended December 31, 2008 non-interest income increased $246,000, compared to the year ended December 31, 2007.  Contributing to the increase in non-interest income was an $809,000 increase in customer service fees on deposit accounts.  Non-interest income was decreased by a $516,000 write-down of other-than-temporary impaired investment securities in the second and fourth quarters of 2008.  Further reducing non-interest income for the year was as 10% or $151,000 write-down, in the third quarter, of the carrying value of a real estate owned property that had been held for twelve months.  The increase in 2008 was also offset by a $227,000 gain on the sale of real estate held for development included in 2007’s non-interest income with no such gain recorded in 2008.  This real estate was held for development through the Company’s wholly owned subsidiary, First Federal Office Park, LLC.  Only one other property remains for sale in this development.

Non-interest expense increased $1.8 million to $7.8 million for the three months ended December 31, 2008, compared to the same three months ended December 31, 2007.  Contributing to the increase in non-interest expense for the quarter was a $608,000 increase in employee compensation expense.  Twenty-five associates have been added to support our recent expansion efforts, plus an additional twenty employees were added in the second quarter as a result of the acquisition.  Also contributing to the increase to non-interest expense were increases in office occupancy expense and equipment, FDIC insurance premiums, information systems and outside services and other expenses.  For the year ended December 31, 2008, non-interest expense increased $4.5 million compared to the year ended December 31, 2007.  The increase was partially offset by the one-time write-off of $229,000 in unamortized issuance costs of our trust preferred securities in the first quarter of 2007.

First Financial Service Corporation is the parent bank holding company of First Federal Savings Bank of Elizabethtown, which was chartered in 1923.  The Bank serves the needs and caters to the economic strengths of the local communities in which it operates and strives to provide a high level of personal and professional customer service.  The Bank offers a variety of financial services to its retail and commercial banking customers.  These services include personal and corporate banking services, and personal investment financial counseling services.

Today, the Bank serves seven contiguous counties encompassing Central Kentucky and the Louisville Metropolitan area, including Southern Indiana, through its 20 full-service banking centers and a commercial private banking center.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s acquisition strategy, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

First Financial Service Corporation’s stock is traded on the Nasdaq Global Market under the symbol “FFKY.”  Market makers for the stock are:

Keefe, Bruyette & Woods, Inc.	FTN Midwest Securities

J.J.B. Hilliard, W.L. Lyons Company, Inc.	Howe Barnes Investments, Inc.

Stifel Nicolaus & Company	Knight Securities, LP

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FIRST FINANCIAL SERVICE CORPORATION

Consolidated Balance Sheets

(Unaudited)

	December 31,
(Dollars in thousands, except share data)	2008	2007

ASSETS:
Cash and due from banks	$20,905	$14,948

Securities available-for-sale	15,775	22,004
Securities held-to-maturity, fair value of $6,846 (2008) and $17,624 (2007)	7,022	17,681
Total securities	22,797	39,685

Loans held for sale	9,567	780
Loans, net of unearned fees	903,434	767,256
Allowance for loan losses	(13,565)	(7,922)
Net loans	899,436	760,114

Federal Home Loan Bank stock	8,515	7,621
Cash surrender value of life insurance	8,654	8,290
Premises and equipment, net	30,068	26,335
Real estate owned:
Acquired through foreclosure	5,925	1,749
Held for development	45	45
Other repossessed assets	91	52
Goodwill	11,176	8,384
Core deposit intangible	1,703	—
Accrued interest receivable	4,379	4,324
Other assets	1,451	1,144

TOTAL ASSETS	$1,015,145	$872,691

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Non-interest bearing	$55,668	$46,978
Interest bearing	719,731	642,265
Total deposits	775,399	689,243

Short-term borrowings	94,869	42,800
Advances from Federal Home Loan Bank	52,947	53,083
Subordinated debentures	18,000	10,000
Accrued interest payable	288	1,093
Accounts payable and other liabilities	690	3,012

TOTAL LIABILITIES	942,193	799,231
Commitments and contingent liabilities	—	—

STOCKHOLDERS’ EQUITY:
Serial preferred stock, 5,000,000 shares authorized and unissued	—	—
Common stock, $1 par value per share; authorized 10,000,000 shares; issued and outstanding, 4,668,030 shares (2008), and 4,661,083 shares (2007)	4,668	4,661
Additional paid-in capital	34,145	33,886
Retained earnings	36,476	35,225
Accumulated other comprehensive loss	(2,337)	(312)

TOTAL STOCKHOLDERS’ EQUITY	72,952	73,460
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,015,145	$872,691

FIRST FINANCIAL SERVICE CORPORATION

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2008	2007	2008	2007
Interest and Dividend Income:
Loans, including fees	$14,021	$14,954	$55,739	$58,019
Taxable securities	335	470	1,429	2,108
Tax exempt securities	100	101	396	418
Total interest income	14,456	15,525	57,564	60,545

Interest Expense:
Deposits	4,694	6,438	20,512	25,519
Short-term borrowings	235	483	896	1,935
Federal Home Loan Bank advances	605	558	2,413	1,580
Subordinated debentures	329	167	978	717
Total interest expense	5,863	7,646	24,799	29,751

Net interest income	8,593	7,879	32,765	30,794
Provision for loan losses	3,129	261	5,947	1,209
Net interest income after provision for loan losses	5,464	7,618	26,818	29,585

Non-interest Income:
Customer service fees on deposit accounts	1,736	1,518	6,601	5,792
Gain on sale of mortgage loans	130	134	697	569
Gain on sale of investments	3	—	55	—
Gain on sale of real estate held for development	—	—	—	227
Losses on securities transactions	(300)	—	(516)	—
Write down on real estate acquired through foreclosure	(2)	—	(162)	—
Brokerage commissions	117	116	469	424
Other income	304	246	1,305	1,191
Total non-interest income	1,988	2,014	8,449	8,203

Non-interest Expense:
Employee compensation and benefits	3,835	3,227	14,600	12,593
Office occupancy expense and equipment	753	607	2,865	2,373
Marketing and advertising	145	237	782	914
Outside services and data processing	959	658	3,324	2,632
Bank franchise tax	249	224	1,010	923
FDIC insurance premiums	429	19	716	77
Write off of issuance cost of Trust Preferred Securities	—	—	—	229
Amortization of core deposit intangible	148	—	207	—
Other expense	1,279	995	4,782	4,049
Total non-interest expense	7,797	5,967	28,286	23,790

Income before income taxes	(345)	3,665	6,981	13,998
Income taxes	(169)	1,304	2,184	4,646
Net Income	$(176)	$2,361	$4,797	$9,352

Shares applicable to basic income per share	4,668,030	4,662,833	4,665,744	4,721,559
Basic income per share	$(0.04)	$0.51	$1.03	$1.98

Shares applicable to diluted income per share	4,673,388	4,710,352	4,685,835	4,774,361
Diluted income per share	$(0.04)	$0.50	$1.02	$1.96

Cash dividends declared per share	$0.190	$0.190	$0.760	$0.726

FIRST FINANCIAL SERVICE CORPORATION

Unaudited Selected Ratios and Other Data

	As of and For the		As of and For the
	Three Months Ended		Year Ended
	December 31,		December 31,
Selected Data	2008	2007	2008	2007

Performance Ratios

Return on average assets	(.07)%	1.07%	0.51%	1.10%

Return on average equity	(.94)%	12.74%	6.37%	12.88%

Average equity to average assets	7.49%	8.40%	8.02%	8.54%

Net interest margin	3.70%	3.84%	3.78%	3.89%

Efficiency ratio from continuing operations	73.69%	60.32%	68.63%	61.00%

Book value per share			$15.63	$15.76

Average Balance Sheet Data

Average total assets	$997,806	$874,919	$939,170	$850,221

Average interest earning assets	928,871	820,011	871,942	796,275

Average loans	889,885	771,267	830,748	741,274

Average interest-bearing deposits	717,287	646,622	688,415	644,231

Average total deposits	772,594	695,184	746,377	690,574

Average total stockholders’ equity	74,722	73,506	75,313	72,624

Asset Quality Ratios

Non-performing loans as a percent of total loans (1)			1.86%	1.16%

Non-performing assets as a percent of total loans (1)			2.52%	1.39%

Allowance for loan losses as a percent of total loans (1)			1.50%	1.03%

Allowance for loan losses as a percent of non-performing loans			81%	89%

Net charge-offs to total loans (1)			0.07%	0.13%

(1) Excludes loans held for sale.